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                                EXHIBIT INDEX

4.5 Copy of Company merger and name change endorsement (form 139490) for American Centurion Life Assurance Company.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered is filed electronically herewith.

10.      Consent of Independent Registered Public Accounting Firm.

13. Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 2, 2007.